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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
  of The Advest Group, Inc.:


We hereby consent to the incorporation by reference in the Registration Statements of The Advest Group, Inc. and Subsidiaries on Form S-8 (File No. 2-92868) concerning its 1983 Incentive Stock Option Plan, Form S-8 (File No. 33-17674) concerning its 1986 Incentive Stock Option Plan; Form S-8 (File No. 33-72042) concerning its Advest Thrift Plan; Form S-8 (File No. 33-56275) concerning its 1995 Equity Plan, Form S-8 (File No. 333-00797) concerning its Executive Officer 1996 Restricted Stock and Stock Option Agreement; Form S-8 (File No. 33-60425) concerning its 1990, 1991 and 1992 Top Account Executive Stock Option Plans, its 1993 Stock Option Plan and its 1994 Non-Employee Director Stock Option Plan; Form S-8 (File No. 333-17711) concerning Key Professionals Equity Plan, 1996 Executive Equity Plan, 1997 Executive Equity Plan and 1997 Equity Plan; Form S-3 (File No. 333-43053) and Form S-8 (File No. 333-82235) concerning its 1994 Non-Employee Director Stock Option Plan, Equity Plan, Key Professionals Equity Plan, Non-Employee Director Equity Plan and Thrift Plan, of our reports dated October 25, 2000, except for Note 2 as to which the date is November 21, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.




                                        /s/ PricewaterhouseCoopers LLP



Hartford, Connecticut
January 10, 2001